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                                                                      EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements of Mercantile Bank Corporation on Form S-8 (Registration Nos. 333-52620, 333-91434, 333-99853 and 333-103242) and Form S-3 (Registration Nos.
333-59154 and 333-103376) of our report dated January 17, 2003 (except Note 1 as to which the date is February 3, 2003) on the 2002 consolidated financial statements of Mercantile Bank Corporation, which report is included in the 2002 Annual Report on Form 10-K of Mercantile Bank Corporation for the year ended December 31, 2002.



                                           /s/ Crowe, Chizek and Company LLP
                                           ----------------------------------
                                           Crowe, Chizek and Company LLP

Grand Rapids, Michigan
March 3, 2003